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                      IN THE UNITED STATES DISTRICT COURT
                       FOR THE SOUTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

DANAHER CORPORATION, et al.,

                Plaintiffs,                        CASE NO. C2 96-0247

v.
                                                   DISTRICT JUDGE GRAHAM

ACME-CLEVELAND CORPORATION, et al.,                MAGISTRATE JUDGE ABEL

                Defendants.

                                  STIPULATION

        By agreement of plaintiffs WEC Corp. and Danaher Corp. ("Plaintiffs") and Defendants Mark Holderman, Commissioner of Securities for the Division of Securities, Department of Commerce for the State of Ohio, and Donna Owens, Director of Commerce, Department of Commerce of the State of Ohio:

        1. Plaintiffs have filed with the Division of Securities, Department of Commerce for the State of Ohio, on March 7, 1996, the Form 041 with exhibits. The Division of Securities will review the materials filed within the three (3) day period provided in Ohio Rev. Code Section 1707.041(A)(3) and Ohio Admin. Code Section 1301;6-1-05(C).

        2. If the Division of Securities intends or determines to summarily suspend the continuation of the tender offer pursuant to Ohio Rev. Code Section 1701.041(A)(3), the Division of Securities will notify the Court, Plaintiffs and Defendant Acme-Cleveland Corporation, in writing and by telephone within the three (3) day period.







        3. Such summary suspension will not be effective, and the Division of Securities will take no action to enforce such suspension, until the Court hears Plaintiffs' Motion for Temporary Restraining Order.

        IT IS SO AGREED.

                                Stipulated and Approved:

                                /s/
                                ---------------------------------
                                N. Victor Goodman (0004912)
                                     Trial Attorney
                                Mark D. Tucker (0036855)
                                Benesch, Friedlander, Coplan & Aronoff P.L.L. 88 East Broad Street
                                Columbus, Ohio 43215-3506
                                TELE: (614) 233-9300
                                FAX:  (614) 223-9330

                                Robert R. Weller (0011669)
                                Mark A. Phillips (0047347)
                                Benesch, Friedlander, Coplan & Aronoff P.L.L. 2300 BP America Building
                                200 Public Square
                                Cleveland, Ohio 44114-2378
                                TELE: (216) 363-4500
                                FAX:  (216) 363-4588

                                Attorneys for Plaintiffs

                                /s/
                                ---------------------------------
                                Daniel A. Malkoff (0029917)
                                Assistant Attorney General
                                26th Floor, 30 East Broad Street
                                Columbus, Ohio 43266-0410
                                TELE: (614) 466-2980

                                Attorney for Defendants Holderman, Owens, and the State of Ohio

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